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EXHIBIT 23.1



LeMaster & Daniels, PLLC






                          INDEPENDENT AUDITORS' CONSENT





We consent to the use in this Registration Statement of Genesis Financial, Inc. Form SB-2 of our report, dated January 10, 2002, appearing in the Prospectus,
which is part of this Registration Statement.   We also consent to the reference
to our Firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.


/s/ LeMaster & Daniels PLLC

Spokane, Washington
February 14, 2003


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